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                                                                  Exhibit (j)(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of
The Galaxy VIP Fund:


     We hereby consent to the following with respect to Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A (File No. 811-6726) under the Securities Act of 1933, as amended, of The Galaxy VIP Fund:

     1. The incorporation by reference of our report dated February 12, 1999 accompanying the financial statements of the Money Market Fund, Equity Fund, Growth and Income Fund, Small Company Growth Fund, Columbia Real Estate Equity Fund II, Asset Allocation Fund, High Quality Bond Fund and Columbia High Yield Fund II (eight series of The Galaxy VIP Fund) as of December 31, 1998 into the Statement of Additional Information.

     2. The reference to our firm under the heading "Financial Highlights" in the Prospectus.

     3. The reference to our firm on the cover page and under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.





                                          /s/ PricewaterhouseCoopers LLP
                                          ---------------------------------
                                          PricewaterhouseCoopers LLP



Boston, Massachusetts
April 28, 2000